UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2010

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01               Entry into a Material Definitive Agreement.

Helicos BioSciences Corporation (“Helicos” or the “Company”) entered the fourth quarter of 2010 without any prospects of securing long-term financing from outside investors.  An Independent Committee of the Board evaluated the alternatives available to the Company and determined that a bridge financing lead by certain inside investors was in the best interests of the Company’s stakeholders in view of the Company’s current financial and operating condition, and would best position the Company to continue operations for the remainder of 2010 and into 2011.  The Independent Committee met multiple times to consider the alternatives and reached the conclusion that the bridge financing was the best alternative for generating value for stakeholders.  As a result, the Company entered into an insider bridge loan facility with two of the four venture capital firms which decided to participate in the bridge financing and whose representatives are members of the Board.  In connection with this transaction, on November 16, 2010, the Company entered into a Subordinated Secured Note Purchase Agreement (the “Note Purchase Agreement”) with investment funds affiliated with Atlas Venture and Flagship Ventures (the “Purchasers”), pursuant to which the Company has agreed to sell to the Purchasers, and the Purchasers have agreed to purchase, up to an aggregate of $4,000,000 of convertible promissory notes (the “Notes”), a portion of which is committed and a portion of which is optional (the “Bridge Debt Financing”).  Upon the effective date of the Note Purchase Agreement, the Purchasers purchased Notes having an aggregate principal amount of $333,333.  Subject to the Company’s continued compliance with the terms of the Note Purchase Agreement, including that there not be an event of default thereunder, upon notice from the Company, the Purchasers are committed to purchase an aggregate of an additional $333,333 of Notes in each of five subsequent closings, for a total aggregate committed amount of $2,000,000.  The Purchasers also have the right, but not the obligation, upon the Company’s request to purchase up to an additional $2,000,000 of Notes on or before December 31, 2012.

The Notes will accrue interest at a rate of 10% per annum plus a risk premium as described below.  The outstanding principal and any unpaid accrued interest on all of the Notes shall be due and payable in full (i) upon demand by the Purchasers, which demand shall be no earlier than December 31, 2012, (ii) upon the Company receiving at least $10,000,000 in proceeds from a subsequent equity financing, (iii) upon a change of control of the Company or (iv) upon an event of default.  A Purchaser may elect to convert principal and interest outstanding under any of the Notes upon the closing of any future round of equity or debt financing of the Company into shares, and at the per share price, of the securities issued at such financing.  Simultaneous with execution of the Note Purchase Agreement, the Company and the requisite parties entered into an Amendment to the Amended and Restated Investor Rights Agreement, dated as of March 1, 2006, by and among the Company and the parties specified therein, including the Purchasers (the “IRA Amendment”), pursuant to which the Purchasers will be entitled to demand and piggyback registration rights consistent with the terms of the Purchasers existing registration rights for any securities issued upon conversion of the Notes.

The Company’s obligations under the Notes are subordinated to the indebtedness incurred by the Company under the Loan and Security Agreement among the Company, certain lenders (the “Lenders”) and General Electric Capital Corporation (“GE”), as agent, dated as of December 31, 2007, as amended (the “Loan Agreement”). The Company’s obligations under the Notes are secured by a security interest on all of the Company’s assets, including its intellectual property, that, with regard to all of the Company’s assets other than the cause of action that is the subject of the intellectual property litigation against Pacific Biosciences, Illumina and Life Technologies (and any recovery therefrom) (the “Cause of Action”), is junior to the Lenders’ first priority security interest under the Loan Agreement, and with regard to the Cause of Action, is junior to the Lenders’ first priority security interest under the Loan Agreement and the second priority security interest of the Company’s outside legal counsel that is representing the Company in the Cause of Action (the “Outside IP Litigation Counsel”).

As an inducement for the Purchasers to purchase the Notes, the Company entered into a Risk Premium Payment Agreement, dated as of November 16, 2010, with the Purchasers (the “Risk Premium Agreement”) simultaneous with the execution of, and as required by, the Note Purchase Agreement.  Under the terms of the Risk Premium Agreement, the Company has agreed to pay the Purchasers the following portions of the consideration the Company receives (the “Payment Consideration”) in Liquidity Transactions, as defined below: (i) until the aggregate Payment Consideration equals $10 million, 60% of the Payment Consideration; (ii) for aggregate Payment Consideration from $10 million to $20 million, 50% of the Payment Consideration; (iii) for aggregate Payment Consideration from $20 million to $30 million, 40% of the Payment Consideration; (iv) for aggregate Payment Consideration from $30 million to $40 million, 30% of the Payment Consideration; and (v) for aggregate Payment Consideration in excess of $40 million, 10% of the Payment Consideration (any such payments, “Risk Premium Payments”).  For purposes of determining amounts payable under the Risk Premium Agreement, the Payment Consideration will not include amounts the Company uses to first satisfy specified existing obligations, including obligations under the Loan Agreement, under professional contingency arrangements (including the contingency fee arrangement between the Company and the Outside IP Litigation Counsel relating to the Cause of Action) and obligations that may arise under existing technology license agreements (the “Existing IP Licensing Agreements”) between the Company and each of Arizona Technology Enterprises, Roche Diagnostics GMBH and Roche Diagnostics Corporation, and California Institute of Technology (as previously disclosed by the Company, under the Existing IP Licensing Agreements, the Company is obligated to pay license fees in connection with the licensing, sublicensing, legal settlements or sales of specified intellectual property or services provided to third parties ranging from a single digit percentage up to one-half of the income from those activities).  For purposes of the Risk Premium Agreement and subject to various provisions therein, the following shall constitute Liquidity Transactions: (A) the receipt by the Company of payments from third parties relating to the intellectual property portfolio of the Company, including payments received as a license or other settlement in patent infringement litigation brought by the Company (“IP Licensing Events”); (B) a merger of the Company in which there is a change of control; and (C) the sale or exclusive license by the Company of all or substantially all of its assets or intellectual property.

In connection with the Bridge Debt Financing, on November 16, 2010, the Company, GE and the Lenders executed the Fourth Amendment to the Loan and Security Agreement, dated November 16, 2010 (the “Fourth Amendment”).  Pursuant to the Fourth Amendment, GE and the Lenders waived various existing events of default and consented to the Company’s incurrence of indebtedness and grant of a junior security interest to the Purchasers under the Note Purchase Agreement.  The Company amended warrants previously issued to the Lenders to re-price the Warrants from $4.80 to $0.01 and GE and the Lenders agreed to defer a $200,000 payment due January 31, 2011 to the term loan maturity date.  In addition, subject to the Company’s continued compliance with the terms of the Loan Agreement, including that there not be an event of default thereunder, GE and the Lenders agreed to defer up to five additional principal monthly payments with respect to the term loan.  Also pursuant to the Fourth Amendment, the Company agreed to grant the Lenders a first priority security interest in all of the Company’s intellectual property and to pay the Lenders an additional $50,000 to $200,000 (depending upon how many principal payments are deferred) upon the full repayment of all outstanding amounts due with respect to the term loans.  Under the terms of the Loan and Security Agreement prior to its amendment by the Fourth Amendment, the scope of the Lenders’ first priority security interest included all of the Company’s assets other than intellectual property.

In connection with the Bridge Debt Financing and the Fourth Amendment and as security for the Company’s obligations under its contingency fee arrangement with Outside IP Litigation Counsel relating to the Cause of Action, the Company and the Outside IP Litigation Counsel entered into a Subordinated Security Agreement pursuant to which the Company agreed to grant the Outside IP Litigation Counsel a second priority security interest in the Cause of Action.  Under the terms of the contingency fee arrangement, the Company is obligated to pay Outside IP Litigation Counsel up to 40% of the proceeds paid to the Company in connection with the settlement, judgment or other resolution of the Cause of Action or certain business transactions resulting from or relating to the Cause of Action.

The agreements and arrangements described above and all of the transactions contemplated by those agreements were approved by an independent committee of the Board of Directors of the Company.  In addition, Noubar B. Afeyan, PhD, who is the founder, a Managing Partner and the Chief Executive Officer of Flagship Ventures, and Peter Barrett, who is a Partner of Atlas Venture, abstained from the vote of the Board of Directors of the Company approving the transactions.

Item 5.02               Departure of Directors ore Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In approving the transactions relating to the Bridge Debt Financing and the Fourth Amendment, the Board of Directors of the Company approved a management incentive plan pursuant to which participants in the plan will be entitled to receive, in the aggregate, an amount equal to 7.5% of the Payment Consideration resulting from IP Licensing Events (which, as noted above, represents gross proceeds from IP Licensing Events less various contractual and contingent payments described above) (the “Management Incentive Plan”).  The specific terms of the Management Incentive Plan, administration and all payments to be made to management thereunder will be under the control and direction of the Compensation Committee of the Board of Directors of the Company.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Subordinated Secured Note Purchase Agreement, dated November 16, 2010, between the Company and each of the Purchasers identified therein.

10.2	Risk Premium Payment Agreement, dated November 16, 2010, between the Company and each of the Purchasers identified therein.

10.3	Waiver, Consent and Fourth Amendment to the Loan and Security Agreement, dated November 16, 2010, among the Company, the Lenders and General Electric Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ivan Trifunovich
Date: November 18, 2010	Name:	Ivan Trifunovich
	Title:	Chairman, President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Subordinated Secured Note Purchase Agreement, dated November 16, 2010, between the Company and each of the Purchasers identified therein.

10.2	Risk Premium Payment Agreement, dated November 16, 2010, between the Company and each of the Purchasers identified therein.

10.3	Waiver, Consent and Fourth Amendment to the Loan and Security Agreement, dated November 16, 2010, among the Company, the Lenders and General Electric Capital Corporation.